ALEXANDER & BALDWIN, INC. EXCESS BENEFITS PLAN

AMENDMENT NO. 4

The Alexander & Baldwin, Inc. Excess Benefits Plan, effective June 29, 2012, hereinafter referred to as the “Plan,” is hereby amended effective April 1, 2022 as follows:

1. Section 4.01(a) of the Plan is amended to add a new paragraph to the end thereof to state in its entirety as follows:

Notwithstanding the termination of the A&B Retirement Plan, the amount of the benefit determined under Section 4.01(a)(1) and Appendix A shall be calculated using interest rates and mortality table under Code Section 417(e) as if the A&B Retirement Plan had not terminated. The amount of the benefit determined under Section 4.01(a)(2) and (3) shall be calculated using the 5-year average interest credit rate after plan termination as described in Section 11.05 of the A&B Retirement Plan. On or after May 1, 2022, (or such later date as Participants are permitted to elect the form of payment under the terminated A&B Retirement Plan) under Appendix A, item 5, the lump sum payment shall always be based on a single life annuity form of payment.

IN WITNESS WHEREOF, Alexander & Baldwin, Inc. has caused this Amendment No. 4 to be executed on its behalf by its duly authorized officers on this 12th day of April, 2022.

ALEXANDER & BALDWIN, INC.

By: _/s/ Derek Kanehira_________
Its Senior Vice President

By: _/s/Alyson J. Nakamura______
Its Vice President and Secretary